EXHIBIT (23)-1-


                     CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Post-effective amendment No. 2 on Form S-3 to Form S-14 (No. 2-93037)) of Unimar Company and in the related Prospectus of our report dated February 28, 1994, with respect to the consolidated financial statements and schedules of Unimar Company and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1993.







Houston, Texas
March 24, 1994